EXHIBIT 10.4

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is entered into as of July 24, 2026, by and between Francisco Antonio Sbert Mousko, an individual, ID No. V-7.232.769 (“Seller”), and Ecominas Corp., formerly known as International Luxury Products, Inc. and Pure North Analytics Corp., a Nevada corporation (“Buyer” or the “Company”). Seller and Buyer may each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated February 5, 2026 (the “Original Agreement”);

WHEREAS, the Purchased Assets identified in the Original Agreement include the assets described on Schedule A, Schedule B and Schedule C thereto;

WHEREAS, the Parties desire to exclude all physical assets identified on Schedule A from the Purchased Assets, while retaining the technology and intellectual-property assets identified on Schedule B and the real-property and land-use interests identified on Schedule C;

WHEREAS, the Parties further desire to reduce the consideration payable by Buyer from One Million (1,000,000) shares to Seven Hundred Thousand (700,000) shares of the Company’s Series A Preferred Stock; and

WHEREAS, pursuant to Section 10.2 of the Original Agreement, the Original Agreement may be amended only by a written instrument executed by both Parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. DELETION OF SCHEDULE A AND EXCLUSION OF PHYSICAL ASSETS

Schedule A to the Original Agreement, titled “Physical Assets,” is hereby deleted in its entirety. Buyer shall not acquire any aircraft, vehicles, trucks, excavators, loaders, dredging equipment, pumps, generators, warehouse facilities, spare parts, materials, equipment, machinery, improvements, support equipment or other tangible personal property identified on Schedule A.

Following this Amendment, the Purchased Assets shall consist solely of: (a) the technology and intellectual-property assets identified on Schedule B, including the software, digital assets, algorithms, analytical models, methodologies, development-stage technology, know-how and related intangible assets described therein; and (b) the real-property and land-use interests identified on Schedule C.

2. AMENDMENT TO PURCHASE PRICE

Section 2.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following: “2.1 Purchase Price. As full and complete consideration for the Purchased Assets, Buyer shall issue to Seller Seven Hundred Thousand (700,000) shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the ‘Purchase Price Shares’), with a stated value of $1.00 per share, for an aggregate stated value of $700,000.”

3. CONFORMING REFERENCES

Each reference in the Original Agreement to One Million (1,000,000) Purchase Price Shares shall be deemed to refer to Seven Hundred Thousand (700,000) Purchase Price Shares.

Each reference in the Original Agreement to an aggregate stated value of $1,000,000 shall be deemed to refer to an aggregate stated value of $700,000.

Each reference in the Original Agreement to the Purchased Assets shall be deemed to refer solely to the assets and interests identified on Schedules B and C, as modified by this Amendment.

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4. EQUIPMENT AND OPERATIONAL RESOURCES

The Parties acknowledge that Buyer is not acquiring any equipment, machinery, vehicles, aircraft, generators, pumps, warehouse facilities, spare parts or other physical operating assets under the Original Agreement, as amended hereby. Buyer intends to rent, lease or otherwise obtain equipment, machinery and related operational resources from third-party equipment providers, contractors, project counterparties or other sources as needed for particular projects.

Seller makes no representation or warranty regarding the availability, cost, condition, suitability or performance of any equipment or other operational resources that Buyer may seek to obtain from third parties.

5. CLOSING STATUS AND ISSUANCE OF SHARES

The Parties acknowledge that, as of the date of this Amendment, the closing under the Original Agreement has not occurred, Buyer has not received possession or control of the Purchased Assets, and Buyer has not issued any Purchase Price Shares to Seller. At Closing, and subject to satisfaction or written waiver of the closing conditions set forth in the Original Agreement, as amended hereby, Buyer shall issue the 700,000 Purchase Price Shares to Seller in book-entry form, subject to applicable securities-law restrictions and legends.

6. CONTINUING EFFECT

Except as expressly amended by this Amendment, all provisions of the Original Agreement remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the Original Agreement, the terms of this Amendment shall control.

7. DEFINED TERMS

Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Agreement.

8. COUNTERPARTS AND ELECTRONIC SIGNATURES

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures transmitted electronically shall be deemed original signatures for all purposes.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Asset Purchase Agreement as of the date first written above.

SELLER:

FRANCISCO ANTONIO SBERT MOUSKO

By: /s/ Francisco Antonio Sbert Mousko

Name: Francisco Antonio Sbert Mousko

BUYER:

ECOMINAS CORP.

a Nevada corporation

By: /s/ Ricardo Enrique Silva Canelon

Name: Ricardo Enrique Silva Canelon

Title: Chief Executive Officer

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